UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2015

ITUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-11254	11-2622630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12100 Wilshire Boulevard, Suite 1275 Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 484-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

            The Annual Meeting of Stockholders (the “Annual Meeting”) of ITUS Corporation (the “Company”) was held on Wednesday, August 26, 2015 at the Marina del Rey Hotel, 13534 Bali Way, Marina del Rey, CA 90292.  Stockholders of record at the close of business on July 1, 2015 were entitled to one vote for each share of common stock held.  On July 1, 2015, there were 8,767,420 shares of common stock issued and outstanding.

            At the Annual Meeting, the stockholders of the Company voted on the following proposals:

            1. To elect five directors nominated by the Board of Directors (the “Board”) to serve for a one-year term that expires at the 2016 Annual Meeting of Stockholders, or until their successors are elected and qualified.  Each nominee for director was elected by a vote of the stockholders as follows:

	For	Withheld
Lewis H. Titterton	2,436,776	29,530
Robert A. Berman	2,438,204	28,102
Dr. Amit Kumar	2,437,011	29,295
Bruce F. Johnson	2,436,762	29,544
Dale Fox	2,436,762	29,544

            2. To ratify the appointment of Haskell & White LLP, an independent registered public accounting firm, as the Company’s independent auditors for fiscal year 2015.  The proposal was approved by a vote of stockholders as follows:

For	Against	Abstain
6,555,779	14,516	996

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2015

ITUS CORPORATION

By: /s/ Robert A. Berman

       Name: Robert A. Berman

       Title: President and Chief Executive Officer

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